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                                                                 Exhibit  10.24

                            MARTIN SELIG REAL ESTATE
                               1000 SECOND AVENUE
                                  OFFICE LEASE



         THIS LEASE, made the 19th day of December, 1997, by and between MARTIN SELIG, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor," and Immunex Corporation, whose address is 51 University Street, Seattle, Washington 98101, hereinafter referred to as "Lessee".

         1. DESCRIPTION. Lessor, in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the rentable square footage of 16,546 on the 9th floor and 16,584 on the 10th floor (hereinafter referred to as the "Premises") of the 1000 Second Avenue Building, 1000 Second Avenue, City of Seattle, State of Washington 98104, the legal description of which is:

                  Parcel "A" Lots 1 and 4 in Block 11 of the Town of Seattle, as laid out on the claims of C. D. Boren and A. A. Denny; (commonly known as Boren & Denny's addition to the City of Seattle), as per plat recorded in Volume 1 of plats, on Page 27, records of King County, Washington; except the westerly 12 feet thereof condemned by the City of Seattle for the widening of Second Avenue by judgment entered in District Court No. 7097, pursuant to Ordinance No. 1107 of said city;

                  Parcel "B" Lots 5 and 8 in Block 11 of the Town of Seattle, as laid out on the claims of C. D. Boren and A. A. Denny; (commonly known as Boren & Denny's addition to the City of Seattle), as per plat recorded in Volume 1 of plats, on Page 27, records of King County, Washington; except the westerly 12 feet thereof condemned by the City of Seattle for the widening of Second Avenue by judgment entered in District Court No. 1107 of said city; situate in the County of King, State of Washington.

         2. TERM. The term of this lease shall be for a period of 60 months, commencing on the date that Lessor delivers possession of the 9th floor space to Lessee for the purposes of doing Lessee's initial tenant improvement work in the Premises, which Lessor agrees will be no earlier than January 1, 1998. Lessee's obligation to pay rent for the Premises will commence, with respect to the 9th floor space, on the day that is 60 days after Lessor delivers possession of the 9th floor space to Lessee for the purposes of doing its initial tenant improvement work in the 9th floor space, and, with respect to the 10th floor space, on the day that is 60 days after Lessor delivers possession of the 10th floor space to I-essee for purposes of doing its initial tenant improvement work in the 10th floor space.

         Each of the 9th floor space and the 10th floor space shall be deemed substantially completed when it is accessible and fully usable by Lessee for its normal business operations. If the 9th floor space or the 10th floor space is not substantially completed within 60 days after Lessor delivers possession of such space to Lessee, and the delay is caused by Lessor, the commencement of Lessee's obligation to pay rent for such space shall be postponed in such a manner as to reflect the delay occasioned by the failure of the Premises to be substantially completed. In no event shall Lessor or Lessee be liable for any further damages. However, if Lessor fails to deliver possession of the 9th floor space so that Lessee may begin its tenant improvement work in such space by January 1, 1998, or if Lessor fails to deliver possession of the 10th floor space so that Lessee may begin its tenant improvement work in such space by June 1, 1998, Lessee shall have the right to terminate this lease upon written notice to Lessor.

         3. RENT. Lessee covenants and agrees to pay Lessor rent each month in advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of $24.00 per square foot ($397,104 per year for the 9th floor; $398,016 per year for the 10th floor; $795,120 per year for both floors, when rent becomes payable for both floors). Rent and additional rent for increases in Base Year Costs for any fractional calendar month at the beginning or end of the term shall be the pro rated portion of the rent computed on an annual basis (i.e., a 365 day calendar year).


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           4. USES. Lessee agrees that Lessee will use and occupy said
Premises for general offices and related purposes and for no other purposes.

           5. RULES AND REGULATIONS. Lessee and its agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, provided they are reasonable and Lessee is given written notice thereof, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

           6. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or fire excepted). Lessee shall be responsible for removal of all personal property from the Premises, (excepting fixtures being that which is attached to the Premises, and property of the Lessor) including, but not limited to, the removal of Lessee's telephone equipment (but not Lessee's communication cabling) and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to so remove and repair the Premises at lease expiration, then Lessor shall have the right, after giving Lessee prior written notice of the work to be done and the cost thereof, to remove said property and repair the Premises, and Lessee shall be responsible for all costs associated therewith.

           7. ALTERATIONS. Lessee shall not make any alterations or improvements in or additions to said Premises costing more the $20,000 in any one instance, without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld or delayed. Except as provided in Section 29 of this lease, all such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury, except for Lessee's personal property and trade fixtures. Lessee shall do all alterations, additions and improvements in accordance with all applicable laws, and shall deliver to Lessor updated plans showing changes to the layout of the Premises or the building systems. Lessee shall be permitted to add data and\or communications cabling without Lessor's prior consent.


         8. RESTRICTIONS. Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to unreasonably disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

         9. WEIGHT RESTRICTIONS. Safes and bully articles in excess of 2,000 pounds may be moved in or out of said Premises, and major furniture moves (i.e., moves involving more than 5 offices at a time) may be accomplished only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the reasonable discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, whose consent shall not be unreasonably withheld or delayed, and Lessor shall have the right to locate the position of any article of such weight in said Premises if Lessor so desires.

        10. SIGN RESTRICTION. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor, which shall not be unreasonably withheld or delayed.

        11. LOCKS. No additional locks shall be placed upon any existing entry doors of the Premises, but Lessee may install locks on any new doors installed by Lessee. Lessor shall provide Lessee with access to the Premises 24 hours per day, 365 days per year via the building's security access system. Lessor shall provide each of Lessee's employees (including those hired after the term of this lease commences) with one door key to the Premises and one access card at no additional cost to Lessee.


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         12. KEY. Lessor, his janitor, engineer or other agents may retain a pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises. Lessor shall give Lessee 48 hours' prior notice of any such entry, except for any entry required by an emergency or for routine janitorial purposes.

         13. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct Lessee's electricians as to where and how the wires are to be introduced, and, without such directions, no boring or cutting for wires or installation thereof will be permitted.

         14. SERVICES. Lessor shall maintain Premises and the public and common areas of building, such as lobbies, stairs, corridor and restrooms, in such good order and condition as is fitting for a first class office building, except for damage occasioned by the act of Lessee.

         Lessor shall furnish the Premises with electricity for lighting and operation of low power usage office machines (including without limitation, hotocopiers, personal computers and peripherals), heat, normal office air-conditioning, and elevator services from 6:00 a.m. to 10:00 p.m. on weekdays and from 6:00 a.m. to 1:00 p.m. on weekend days. (Lessee has informed Lessor, and Lessor acknowledges, that up to 20% of Lessee's employees may be working in the Premises after the building's normal business hours.) Air-conditioning units and electricity therefor for special air-conditioning requirements, such as for computer centers, shall be at Lessee's expense. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service, as is fitting for a first class office building.

         Except in cases of emergency, Lessor shall give Lessee 48 hour's prior notice of any repairs to be made to the Premises or of any repairs to the building that will cause any variation, interruption or failure of services supplied to the Premises or common areas. Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever, except for Lessor's negligence or willful misconduct. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accidents or strikes or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder.

         In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints to Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade of service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end, Lessor shall have the right to waive from time to time, and in a nondiscriminatory manner, such part or parts of these rules and regulations as in his reasonable judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein. Lessee shall be given written notice of all new rules and regulations.

         15. SOLICITORS. Lessor will make an effort to keep solicitors out of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

         16. FLOOR PLAN. The floor plan of the Premises shall be attached hereto and marked Exhibit A.

         17. ASSIGNMENT. Lessee will not assign this lease, or any interest hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld or delayed. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor, whose consent shall not be unreasonably withheld or delayed.


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         Anything in this lease to the contrary  notwithstanding,  Lessor hereby consents to an assignment of this lease, or a sublease of all or part of the Premises, (a) to the parent of Lessee or to a wholly-owned subsidiary of Lessee or of such parent, (b) to any corporation into or with which Lessee may be merged or consolidated, or (c) in connection with the transfer of substantially all the assets of Lessee to any assignee or subtenant, provided that any such assignment of lease shall contain an assumption of all of the terms, covenants and conditions of this lease to be performed by Lessee, and any subtenant shall agree to perform all applicable provisions of this lease to be performed by Lessee. Lessee agrees that no such assignment or subletting shall be effective unless and until Lessee gives Lessor written notice thereof, together with a true copy of the assignment or of the sublease.

         18. OPERATING SERVICES AND REAL ESTATE TAXES. The annual base rental rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services Costs and Real Estate Taxes for the first twelve months of the lease term (collectively referred to as "Base Year Costs"). Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.

                                   DEFINITIONS

Base Year
For computing the Base Year Costs, the "Base Year" for the 9th and 10th floors shall be the calendar year 1998, unless the term commences during a later calendar year, in which case the base year shall be the calendar year in which the lease term commences.

Comparison Year
The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

Operating Services
"Operating Services Costs" include, but are not limited to, the charges incurred by Lessor for: building operation salaries, benefits, management fee of 3% of gross income for the building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, etc. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are solely for the purpose of safety, demonstrably saving energy, or reducing operating costs, or which may be required by governmental authority (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services Costs shall not include any of the following:

                  (i)      Real Estate Taxes

                  (ii)     legal fees, auditing fees, brokerage
commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

                  (iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

                  (iv) damage and repairs attributable to fire or other casualty;

                  (v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

                  (vi) executive salaries to the extent that such services are not in connection with the management, repair, operation or maintenance of the building;

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                  (vii)    Lessor's general overhead expenses not related to
the building;

                  (viii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the building or any part thereof;

                  (ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating painting or altering (1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building, and costs incurred in supplying any item or service to less than all of the tenants in the building;

                  (x) costs incurred due to violation by Lessor or any other tenant of the building of applicable law or the terms and conditions of a lease or any other legal obligation;

                  (xi) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services Costs and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

                  (xii) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

                  (xiii) building management fees in excess of the management fees specified hereinabove;

                  (xiv) cost incurred with owning and/or operating the parking lot(s) serving the building by independent parking operator(s);

                  (xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

                  (xvi) rent called for under any ground lease or master lease;

                  (xvii) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the building;

                  (xviii) depreciation of or reserves for replacement of Lessor's assets; and

                  (xix) any Operating Services Costs to the extent they exceed Operating Services Costs for comparable properties in the Seattle Central Business District.

Operating Services Costs shall be adjusted for the Base Year to reflect the greater of actual occupancy or 95% occupancy.

Real Estate Taxes

Real Estate Taxes shall be the taxes paid by Lessor in the Base Year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such.

         Notwithstanding anything in this lease to the contrary, Real Estate Taxes shall not include, and Lessee shall not be responsible for, (a) any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Lessor, (b) any income, profits, business and occupation or revenue tax of Lessor, or (c) any tax or assessment on rent or other charge payable by Lessor under this lease imposed by any local, state, federal or other regulatory agency.

         If, after Lessee shall have made a payment of additional rent for Real Estate Taxes, Lessor shall receive a refund of any portion of the Real Estate Taxes payable during any Comparison Year upon which such payment of additional rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Lessor shall, within 10 days after receiving the refund, pay to Lessee Lessee's share of the refund.

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Proportionate Basis

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located, which Lessor represents and warrants is 411,100/RSF. (Lessee's share is 4.02 % for the 9th floor; 4.03 % for the 10th floor; 8.06 % for both floors.)

Computation of Adjustments to Base Year Costs

Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed, which shall be no later than May 1 of each calendar year. For the purpose of calculating projected increases to Base Year Cost, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services Costs for the entire building is formulated in accordance with generally accepted accounting principles (but no later than May 1 of each calendar year), then Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in lump sum payment.

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within 30 days after final reconciliation. Computation of or adjustment to Operating Services Costs and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a 365-day year.

         The statements of Operating Services Costs furnished by Lessor to Lessee shall be certified by Lessor, shall be detailed and shall constitute a final determination as between Lessor and Lessee of Operating Services Costs for the periods represented thereby unless Lessee shall give a notice to Lessor that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. Lessee or Lessee's agent shall have the right, during reasonable business hours and upon not less than 5 business days' prior written notice to Lessor, with respect to current records, or 10 business days' prior written notice to Lessor, with respect to archived records, to examine Lessor's books and records in Lessor's office with respect to the foregoing.

         Any dispute regarding Operating Services Costs shall be resolved (a) by arbitration in Seattle, Washington by 3 arbitrators, each of whom shall have at least 10 years' experience in the supervision of the operation and management of commercial office buildings in Seattle, Washington, and (b) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Pending the resolution of such dispute, Lessee shall continue to pay additional rent to Lessor in the same amounts as before Lessee received the statement that is the subject of such dispute. Within 30 days after the resolution of such dispute, Lessee shall pay to Lessor any deficiency in additional rent found by the arbitrators to be owing to Lessor by Lessee, or Lessor shall refund any overage in additional rent found by the arbitrators to have been paid by Lessee to Lessor. The cost of the arbitration shall be borne by the losing party.

         19. LATE PAYMENTS. Any payment required to be made pursuant to this lease that is not made on the date that is 5 business days after Lessee receives written notice that it is overdue shall bear interest at a rate equal to 3% above the prime rate of interest charged from time to time by Seafirst National Bank, or its successor.

         In addition to any interest charged herein, a late charge of 5% of the payment amount shall be incurred for payments received more than 5 business days after Lessee receives written notice that it is overdue.


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         20. RISK. All personal property of any kind or description whatsoever in the Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or for any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating, or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence or wilful misconduct on the part of Lessor. Lessee shall keep in force throughout the term of this lease such casualty and general liability insurance as a prudent tenant occupying and using the Premises would keep in force. Lessor shall keep in force throughout the term of the lease such casualty and general liability insurance as a prudent landlord/owner of the building in which the Premises are located would keep in force.


         21. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless Lessor from any claim, liability or suit, including reasonable attorney's fees, on behalf of any person, persons, corporation and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto to the extent said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, or servants.

         Lessor shall defend, indemnify and hold harmless Lessee from any claim, liability or suit, including reasonable attorney's fees, on behalf of any person, persons, corporation and/or firm for any injuries or damages occurring in the common areas of the building or caused or partially caused by the ordinary or gross negligence or intentional act of Lessor or Lessor's agents, employees or servants.

         22. WAIVER OF SUBROGATION. Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise.

         23. SUBORDINATION. This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute, at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph, provided Lessor makes such reasonable revisions to such estoppel certificate as Lessee may request. Notwithstanding the foregoing, Lessee shall not be obligated to subordinate this lease or attom to any transferee of Lessor's interest under this lease unless the transferee agrees in writing (a) that Lessee shall not be disturbed under this lease as long as Lessee is not in default under this lease beyond any applicable notice and cure period and (b) to perform all of Lessor's obligations hereunder.

        24. CASUALTY. In the event the leased Premises or the said building is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty
(60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated in proportion to the portion of the Premises that is unfit for occupancy. Lessor will provide access to any needed alternative space for Lessee at the fair market rate, not to exceed Lessee's rental rate hereunder. Notwithstanding the foregoing, if the repairs would foreseeably require more than 180 days to complete or such repairs cannot be made under applicable laws, this lease may be terminated at the option of Lessee, upon 30 days' written notice to Lessor. Furthermore, if Lessor begins to make such repairs and is unable to complete same within 180 days, or if a total or partial destruction of the Premises or building occurs during the last 2 years of the lease term, Lessee may terminate this lease upon 30 days' written notice to Lessor.

         25. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may, at Lessor's option, terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 26 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

       26. DEFAULT. If this lease is terminated in accordance with any of the terms herein (with the exception of Paragraph 25), or if Lessee vacates the Premises or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent by the 5th business day after Lessee receives written notice that is overdue, then, and in any of such events Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel Lessee and all those claiming under Lessee. (Notwithstanding the foregoing, if Lessee fails to fulfill any of the covenants of this lease, other than the covenants for the payment of base rent or additional rent, Lessee shall not be in default until Lessee receives written notice of the failure and a 30 day period in which to cure it. If the failure is not reasonably susceptible of cure within 30 days, then Lessee shall be entitled to such longer cure period as is reasonably necessary, as long as Lessee commences the cure within the initial 30-day period and diligently pursues the cure thereafter.) In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease if not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of relenting, including necessary repairs, but not renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 19 and for the remainder of the term of this lease for any deficiency between the amounts received following reletting and the amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 17) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank situated nearest to the Premises, plus one percent (1%).

         27. PARKING. Lessor shall grant Lessee parking in the building based or a ratio of one (1) stall per every 1,000 rentable square feet leased (16.5 spaces for the 9th floor; 16.5 spaces for the 10th floor; 33 spaces for both floors, when both floors are leased). The monthly cost for such parking shall be at the prevailing market rate, which shall mean the average rate then charged for comparable parking stalls located within the area that has the following boundaries: University Street, Columbia Street, Fourth Avenue and Western Avenue.

         28. EARLY POSSESSION. In order to construct its tenant improvements, Lessee shall be allowed to occupy the 9th floor on January 1, 1998, and the 10th floor on June 1, 1998. Lessee shall not be required to pay rent on the Premises until the dates outlined in Paragraph 2 TERM.

         29. TENANT IMPROVEMENT ALLOWANCE. Lessee shall be entitled to a tenant improvement allowance at $15.00 per rentable square foot. This allowance will be paid upon submittal of Lessee's paid invoices, which Lessee may submit, at its option, either all at once or from time to time. If Lessor does not reimburse Lessee for an invoiced amount within 5 days after submittal of the paid invoice thereof, Lessee may offset such against rent owed to Lessor.

         30. RIGHT OF FIRST OFFER. Lessor herein grants to Lessee the right of first offer to lease any space on the 11th floor which becomes available during the term of this lease. Promptly after Lessor becomes aware that any 11th floor space will become available, but no earlier than 6 months before the space becomes available, Lessor shall give Lessee written notice of the upcoming, availability. The notice shall contain an offer by Lessor to lease the space to Lessee for a base rent equal to 90% of the fair market rental value of the space on the date of Lessor's offer to Lessee, determined in accordance with the second sentence of Paragraph 41(ii), for a term to expire on the date this lease expires, with a Base Year to be the calendar year in which the leasing of the space commences, and otherwise on substantially the same terms and conditions as are contained in this lease. Lessee shall have until 60 days after receiving Lessor's offer to elect to lease all or any portion of the offered space and to execute a binding lease therefor. If Lessee shall fail to timely make such election and execute such lease, Lessee's rights with respect to the refused space shall expire until the earlier of the date that is 6 months after the date of Lessor's offer with respect to the space, provided Lessor shall not have leased the space to a third party during the 6-month period, or the date when Lessor becomes aware that the space will once again become available, when Lessee's rights under this paragraph with respect to the space shall revive.

         31. REAL ESTATE LEASING FEE. Lessor shall pay to Lessee's agent, David Alexander Company, a real estate leasing fee equivalent to $3.50 per rentable square foot or $115,822.00. Fifty percent (50%) of this fee is due upon full execution of this lease and 50% is due upon occupancy of the 9th floor. If the real estate commission has not been paid by Lessor within 30 days of when due, Lessee may offset such against rents owing to Lessor. If Lessee exercises its right of first refusal to rent additional space on the 11th floor, David Alexander only shall be entitled to a real estate commission equal to $0.7 per rentable square foot of space leased, multiplied by the number of years then remaining in the term.

         32. BINDING EFFECT. The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 17 of this lease.

         33. LEASE CONSTRUCTION. It is also understood and agreed that the terms "Lessor" and 'Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

         34. HOLDING OVER. If Lessee holds possession of the Premises after term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

         35. ATTORNEY'S FEES. If any legal action is commenced to enforce any provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements. The phrase "prevailing party' shall include a party who receives substantially the relief desired, whether by dismissal, summary judgment, judgment, settlement or otherwise.

         36. NO REPRESENTATIONS. The Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

         37. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

         38. RECORDATION. Lessee shall not record this lease without the prior written consent of Lessor. However, both parties shall execute a memorandum or "short form" of this lease for the purposes of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

         39. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

         40. GOVERNING LAW. This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

         41. RENEWAL OPTION. Lessee shall have options to renew and extend the term of this lease for up to a total of 7 years, which Lessee may exercise for periods of no less than one year at a time, but for as many years as Lessee may desire at a time, as long as the total number of years does not exceed 7 (each period of time selected by Lessee shall be referred to as a "Renewal Term"). During each Renewal Term, the same terms and conditions as are contained in this lease shall apply (unless changed or modified by mutual agreement) except that
(a) the base rent shall be as hereinafter set forth, and (b) the Base Year shall be as hereinafter defined. The exercise of such options shall only be effective upon strict compliance with the following terms and conditions:

                  (i) Written notice of the exercise of each such option shall be given by Lessee to Lessor no later than 6 months prior to the expiration date of the previous term of this lease.

                  (ii) If Lessee extends the term of this lease, the base rent shall be adjusted on the anniversary of the commencement date of the initial term of this lease and, if applicable, on the tenth anniversary of the commencement date of the initial term of this lease (each, an "Adjustment Date"), as follows: The base rent payable shall be adjusted to 90% of the fair market rental value of the Premises as of the Adjustment Date, taking into account the then-current rentals at which leases are being concluded for comparable space in the building and in comparable buildings in the same rental area as the building, the provisions of this paragraph, and no other provisions of this lease. Lessor and Lessee shall seek to agree upon such fair market rental value. If Lessor and Lessee cannot agree upon such fair market rental value by the date that is 30 days before the Adjustment Date, such value shall be determined by arbitration, initiated by either Lessor or Lessee and conducted in Seattle, Washington by a 3-member panel composed of licensed real estate brokers doing business in Seattle, Washington and having not less than 15 years' active experience as real estate brokers in Seattle, Washington, in accordance with the rules of the American Arbitration Association then obtaining. The determination by the arbitrators shall be conclusive and binding on Lessor and Lessee.

         If, by an Adjustment Date, the amount of the base rent payable shall not have been determined, then pending such determination, Lessee shall continue to pay base rent at the rate payable immediately prior to the Adjustment Date and within 30-days after the determination by the arbitrators, Lessee shall pay to Lessor, for the period after the Adjustment Date during which such determination was pending, the amount, if any, by which the base rent for such period at the rate determined by the arbitrators exceeds the base rent for such period at the rate theretofore paid, or Lessor shall pay to Lessee, for the period after the Adjustment Date during which the determination was pending, the amount, if any, by which the base rent for such period at the rate theretofore paid by Lessee exceeds the base rent for such period at the rate determined by the arbitrators.

                 (iii) Upon determination of the adjusted base rent, Lessor and Lessee shall execute, acknowledge and deliver to each other an agreement specifying the amount of the adjusted base rent. However, failure of either party to do so shall not affect the validity or binding nature of such determination.

                 (iv) Effective as of each Adjustment Date, the Base Year for purposes of determining the expense escalation hereunder shall be adjusted to be the calendar year in which the Adjustment Date occurs. If an Adjustment Date is not the first day of a calendar year, then the additional rent due hereunder shall be prorated on an actual per them basis.

         42. HAZARDOUS SUBSTANCES. Lessor shall be solely responsible for and shall defend, indemnify and hold harmless Lessee and its employees and agents against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including reasonable attorneys' fees, court costs, administrative costs, and costs of appeals arising out of or in connection with the presence of Hazardous Materials on, in or under the building or other parts of the property on which the building is located, except to the extent arising out of or in connection with or resulting from the acts or omissions of any kind by Lessee or its employees, agents, licensees, invitees or contractors. Lessor's obligations under this paragraph shall survive the expiration or termination of this lease.

         "Hazardous Material" shall mean any matter (whether gaseous, liquid or solid) that is or may be harmful to persons or property, including but not limited to petroleum products and byproducts, asbestos and any other materials, now or hereafter designated as a hazardous substance or material pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended, 42 U. S. C. 960 1, et seq., or that is now or hereafter regulated by any applicable law pertaining to health, industrial hygiene or the environment.

         43. REPRESENTATIONS. Lessor represents and warrants to Lessee that it is the fee simple owner of the building and that it has full right and power to execute and perform this lease and to grant the estate leased herein.

         44. CONSENT. Notwithstanding anything in this lease to the contrary, Lessor shall not unreasonably withhold or delay any consent or approval that Lessee is obligated to obtain from Lessor under this lease. If Lessor fails to give Lessee notice that Lessor either gives or denies its consent or approval within 5 business days after Lessee's request (or such other period as may be set forth in this lease with respect to the consent or approval in question), such consent or approval shall be deemed given.

         45. NOTICES. Any notice or document required or permitted to be delivered hereunder from one party to the other shall be in writing and shall be deemed given when personally delivered, delivered by facsimile with prompt confirmation of receipt by telephone or delivered by private courier service (such as Federal Express) or 5 days after being deposited in the United States Mail, in registered or certified form, return receipt requested, to the other party's address or facsimile number set forth below or such other address or facsimile number as shall have been last designated by notice in writing from one party to the other.


         If to Lessee, as follows:

                  Lessee:                    Immunex Corporation
                                             51 University Street
                                             Seattle, WA 98101
                                             Attn: Vice President, Operations
                                             Phone:  (206) 587-0430
                                             Fax:  (206) 587-0606

                  Lessee Counsel:            Davis Wright Tremaine LLP
                                             2600 Century Square
                                             1501 Fourth Avenue
                                             Seattle, WA 98101-1688
                                             Attention: Janine V. Roberts
                                             Phone: (206) 622-3150
                                             Fax: (206) 628-7040
         If to the Lessor, as follows:

                   Lessor:                    Martin Selig Real Estate
                                              1000 Second Avenue, Suite 1800
                                              Seattle, WA 98104-1046
                                              Attn:   Martin Selig
                                              Phone:  (206) 467-7600
                                              Fax:  (206) 386-5296

IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

                                                 IMMUNEX CORPORATION

/S/ Martin Selig                                 /S/ D.G. Southern
-------------------------------                  ------------------------------
Martin Selig                                     By: D. G. Southern
                                                 ------------------------------
                                                 Its: Senior Vice President
                                                 ------------------------------

               "Lessor"                                  "Lessee


Attachment